UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

Eclipse Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36511	46-4812998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania		16803
(Address of principal executive offices)		(Zip Code)

(814) 308-9754

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2016, Eclipse Resources Corporation (the “Company”) entered into the Second Amendment to Second Amended and Restated Credit Agreement (the “Amendment”), by and among the Company, as borrower, Bank of Montreal, as administrative agent (the “Administrative Agent”), and each of the lenders party thereto.

The Amendment amends the Second Amended and Restated Credit Agreement, dated as of June 11, 2015, as amended (the “Credit Agreement”), by and among the Company, the Administrative Agent and each of the lenders party thereto, to, among other things, adjust the Company’s quarterly minimum interest coverage ratio, which is the ratio of EBITDAX to Cash Interest Expense (as such terms are defined in the Credit Agreement), as follows: (i) not less than 1.15 to 1.00 for the quarter ending September 30, 2016; (ii) not less than 1.00 to 1.00 for each of the quarters ending December 31, 2016 and March 31, 2017; (iii) not less than 1.20 to 1.00 for the quarter ending June 30, 2017; and (iv) not less than 2.50 to 1.00 for the quarter ending September 30, 2017 and thereafter. In addition, the Amendment permits the sale of certain conventional properties of the Company and its subsidiaries, increases the Applicable Margin (as defined in the Credit Agreement) applicable to loans and letter of credit participation fees under the Credit Agreement by 0.5% and requires the Company to, within 60 days of the effectiveness of the Amendment, execute and deliver to the Administrative Agent additional mortgages on its oil and gas properties that include at least 90% of the Company’s Proved Reserves (as defined in the Credit Agreement).

The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2016, the Company received a written notice from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual, which requires that the average closing price of a listed company’s common stock not be less than $1.00 over a consecutive 30 trading-day period (the “Minimum Share Price Listing Standard”). The Company intends to respond to the NYSE within 10 business days after its receipt of the notice, stating its intent to cure this deficiency.

Pursuant to Section 802.01C of the Listed Company Manual, the Company has six months from the date of receipt of the notice to regain compliance with the Minimum Share Price Listing Standard, and it can do so if, on the last trading day of any calendar month during such six-month period, the Company has (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. During the six-month period, the Company’s common stock will continue to be listed and traded on the NYSE, subject to compliance with the other listing standards, under the stock symbol “ECR” but with the added designation of “.BC” signifying that the Company is not currently in compliance with the NYSE’s continued listing standards.

On February 26, 2016, the Company issued a press release announcing its receipt of the notice from the NYSE. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated as of February 24, 2016, by and among Eclipse Resources Corporation, as borrower, Bank of Montreal, as administrative agent, and each of the lenders party thereto

99.1	Press Release, dated February 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Christopher K. Hulburt
Name:	Christopher K. Hulburt
Title:	Executive Vice President, Secretary and General Counsel

Date: February 26, 2016

Index to Exhibits

Exhibit Number	Description

10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated as of February 24, 2016, by and among Eclipse Resources Corporation, as borrower, Bank of Montreal, as administrative agent, and each of the lenders party thereto

99.1	Press Release, dated February 26, 2016